EX-10
                      STANDARD MANUFACTURING AGREEMENT

                      STANDARD MANUFACTURING AGREEMENT

Avery Sports Turf, Inc., whose principal place of business is located at Minneapolis, Minnesota ("Avery Delaware"); and George Avery, an individual; and Avery Sports Turf, Inc., a private corporation whose principal place of business is located at Rome, Georgia ("Avery Georgia"); in their desire to formulate a strategic business relationship and to define their expectations regarding this relationship, hereby agree as follows:

1.  RECITALS

1.1 This Agreement is intended by Avery Georgia and Avery Delaware to operate as a basic set of operating conditions regarding their respective business relationship. Product specific requirements along with specific business terms and conditions will be mutually agreed to and documented by an Addendum to this Agreement ("Product").

1.2 It is the intent of the parties that this Agreement and its Addendum shall prevail over any agreements previously entered into by the parties. It is the intent of the parties that this Agreement and its Addendum shall also prevail over the terms and conditions of any purchase order, acknowledgment form or other instrument previously entered into.

1.3 This Agreement may be executed in one or more counterparts, each of which will be deemed the original, but all of which will constitute but one and the same document. The parties agree this Agreement and its Addendum may not be modified except in writing and signed by all parties.

2.  TERM

2.1 This Agreement shall commence on the effective date, May 14th 2003, and shall continue for an initial term of ten (10) years. This Agreement shall automatically be renewed for successive one (1) year increments unless either party requests in writing, at least ninety
(90) days prior to the anniversary date, that this Agreement not be so renewed.

3.  PRODUCT FORECAST

3.1 Avery Delaware will provide, if necessary, an annual twelve
(12) month forecast.

4.  MATERIAL PROCUREMENT

4.1 Avery Georgia is authorized to purchase materials using standard purchasing practices in order to meet the forecasted requirements of Avery Delaware.

Avery Delaware recognizes its financial responsibility for the material purchased by Avery Georgia on behalf of Avery Delaware. Avery Delaware is responsible for material to the extent that (i) material is purchased by Avery Georgia to support the Product forecast; (ii) Avery Georgia exercises reasonable judgment in managing suppliers and lead times; (iii) Avery Georgia complies with Avery Delaware cancellation instructions in a timely manner (cancels all open orders within one (1) week of receiving instructions).

4.2 Avery Delaware may revise or cancel a purchase order for Product and may also eliminate a component from a Product. If Avery Delaware revises or cancels a purchase order ("Order"), or eliminates a component, or through revised forecast (downside) causes excess inventory, Avery Georgia shall identify all potential liability of Avery Delaware for material on order, material on hand, work in process, and finished goods. Avery Georgia shall undertake commercially reasonable efforts to cancel all applicable component purchase orders and reduce component inventory through return for credit programs or allocate components for alternate programs to minimize charges to Avery Delaware. Avery Delaware agrees to compensate Avery Georgia for costs incurred for finished goods (including profit); work in process (including labor performed); material on hand which could not be returned or used for other Avery Delaware products or at other sites of Avery Georgia; material on order which could not be canceled; applicable material suppliers' restocking or cancellation fees; and agreed upon Avery Georgia handling charges.

4.3  Avery Georgia will report its inventory position to Avery
Delaware on a monthly basis, including the following data: quantity of raw material, work in process and any open orders that cannot be canceled due to supplier lead time.

5.  PURCHASE ORDERS AND PRICE REVIEWS

5.1 Initial order placement will be an Order from Avery Delaware to Avery Georgia issued electronically with facsimile copy as backup.

Avery Georgia will provide notice to Avery Delaware of Order acceptance and scheduled shipment date.

5.2 Avery Delaware may issue specific Orders to Avery Georgia, which will be identified as "high priority" at time of Order placement. Avery Georgia's on-time delivery performance of "high priority" Products will be taken into consideration by the parties during quarterly price reviews.

5.3 In the event Avery Delaware issues Orders in excess of forecasts, Avery Georgia will use commercially reasonable efforts to recover and replenish inventory levels. Expediting costs for such Orders will be agreed upon prior to Order placement. Avery Georgia will provide Avery Delaware with "what-if" shortages results.

5.4 Avery Georgia and Avery Delaware will meet every three (3) months during the term of this Agreement to review safety stock levels, pricing and to determine whether any price adjustment is required.

5.5 If volumes fall below production rate, Avery Georgia and Avery Delaware agree to review the causes. If the volumes have dropped due to the end of Product life, Avery Georgia and Avery Delaware agree to develop their end-of-life support strategy. If the low volumes are only temporary, Avery Georgia and Avery Delaware will discuss what, if any, fixed program costs are required to maintain the production.

6.  DELIVERY

6.1 Avery Georgia will target on-time delivery, defined as shipment of Product by Avery Georgia within a window except as provided above.

Each configuration order received from Avery Delaware will include the date on which the Product is to be delivered to either Avery
Delaware or their designated Avery Delaware location.

6.2  The FOB point is Rome, Georgia.

6.3 Avery Georgia and Avery Delaware shall agree to delivery schedule flexibility requirements specific to the Product as documented in the Addendum.

6.4 Upon learning of any potential delivery delays, Avery Georgia will notify Avery Delaware as to the cause and extent of such delay.

6.5 If Avery Georgia fails to make deliveries at the specified time and such failure is caused by Avery Georgia, Avery Georgia will, at no additional cost to Avery Delaware, employ accelerated measures such as material expediting fees, premium transportation costs, or labor overtime required to meet the specified delivery schedule or minimize the lateness of deliveries.

6.6 Should Avery Delaware require Avery Georgia to undertake export activity on behalf of Avery Delaware, Avery Delaware agrees to submit requested export information to Avery Georgia pursuant to Avery Guidelines for Avery Delaware-Driven Export Shipments as provided in the Addendum.

7.  PAYMENT TERMS

7.1 Avery Georgia and Avery Delaware agree to payment terms of payment upon Order.

7.2  Currency will be in U.S. dollars unless specifically negotiated
and reflected in the   Addendum.

7.3 Until the purchase price and all other charges payable to Avery Georgia have been received in full, Avery Georgia retains and Avery Delaware grants to Avery Georgia a security interest in the Products delivered to Avery Delaware and any proceeds there from.

8.  QUALITY

Omitted.

9.  ENGINEERING CHANGES

9.1 Avery Delaware may, upon advance written notice to Avery, submit engineering changes for incorporation into the Product. It is important that this notification include documentation of the change to effectively support an investigation of the impact of the engineering change. Avery Georgia will make a reasonable effort to review the engineering change and report to Avery Delaware. If any such change affects the price, delivery, or quality performance of said Product, an equitable adjustment will be negotiated between Avery Georgia and Avery Delaware prior to implementation of the change.

9.2 Avery Georgia agrees not to undertake significant process changes, design changes, or process step discontinuance affecting electrical performance and/or mechanical form and fit without prior written notification and concurrence of Avery Delaware.

10.  INVENTORY MANAGEMENT

10.1 Avery Georgia agrees to purchase components according to Avery Delaware approved vendor list (AVL) including any sourcing plans as provided by the Addendum.

10.2 All Avery Delaware tooling/equipment furnished to Avery Geogia or paid for by Avery Delaware in connection with this Agreement shall:

a) Be clearly marked and remain the property of Avery Delaware.

b) Be kept free of liens and encumbrances.

c) Unless otherwise agreed, Avery Delaware is responsible for the general maintenance of Avery Delaware tooling/equipment.

Avery Georgia shall hold Avery Delaware property at its own risk and shall not modify the property without the written permission of Avery Delaware. Insurance will be bound to protect the property of Avery Delaware and its product held by Avery Georgia. Upon Avery Delaware's request, Avery Georgia shall return the property to Avery Delaware in the same condition as originally received by Avery Georgia with the exception of reasonable wear and tear. In the event the property is lost, damaged or destroyed, Avery Georgia's liability for the property is limited to the book value of the property.

11.  CONFIDENTIAL INFORMATION

11.1 Avery Georgia and Avery Delaware agree to execute, as part of this Agreement, a Nondisclosure Agreement for the reciprocal protection of confidential information.

11.2 Subject to the terms of the Nondisclosure Agreement and the proprietary rights of the parties, Avery Georgia and Avery Delaware agree to exchange, at least semi-annually, relevant process development information and business plans to include market trends, process technologies, product requirements, new product developments, available capacity and other information to support technology advancements by both Avery Georgia and Avery Delaware.

12.  WARRANTY

12.1 The yarn manufacture will for a period of five (5) years from the date of manufacture of the Product, that (i) the Product will conform to the specifications applicable to such Product at the time of its manufacture from date of installation, which are furnished in writing by Avery Delaware and accepted by Avery Georgia; (ii) such Product will be of good material (supplied by Avery Georgia) and workmanship and free from defects for which Avery Georgia is responsible (specifications) in the manufacture; (iii) such Product will be free and clear of all liens and encumbrances and that Avery Georgia will convey good and marketable title to such Product. In the event that any Product manufactured shall not be in conformity with the foregoing warranties, Avery Georgia shall, at its own option, either credit Avery Delaware for any such nonconformity (not to exceed the purchase price paid by Avery Delaware for such Product), or, at Avery Georgia's expense, replace, repair or correct such Product. Avery Georgia agrees to manufacture to specifications agreed on for each product for pile height, stitch rate, yarn weight and gauge upon delivery. The standard yarn warranties state that that there should be no more than a 50% yarn loss for the warranty period. The foregoing constitutes Avery Delaware's sole remedies against Avery Georgia for breach of warranty claims.

12.2 Avery Georgia shall have no responsibility or obligation to Avery Delaware under warranty claims with respect to Products that have been subjected to abuse, misuse, accident, alteration, neglect or unauthorized repair.

THE WARRANTIES CONTAINED IN THIS SECTION ARE IN LIEU OF, AND AVERY EXPRESSLY DISCLAIMS AND AVERY DELAWARE WAIVES ALL OTHER
REPRESENTATIONS AND WARRANTIES, EXPRESS, IMPLIED, STATUTORY OR
ARISING BY COURSE OF DEALING OR PERFORMANCE, CUSTOM, USAGE IN THE
TRADE OR OTHERWISE, INCLUDING WITHOUT LIMITATION THE IMPLIED
WARRANTIES OF MERCHANTABILITY, TITLE AND FITNESS FOR A PARTICULAR USE.

13.  TERMINATION

13.1 If either party fails to meet any one or more of the terms and conditions as stated in either this Agreement or the Addendum, Avery Georgia and Avery Delaware agree to negotiate in good faith to resolve such default. If the defaulting party fails to cure such default or submit an acceptable written plan to resolve such default within thirty (30) days following notice of default, the non-defaulting party shall have the right to terminate this Agreement by furnishing the defaulting party with thirty (30) days written notice of termination.

13.2 This Agreement shall immediately terminate should either party; (i) become insolvent; (ii) enter into or file a petition, arraignment or proceeding seeking an order for relief under the bankruptcy laws of its respective jurisdiction; (iii) enter into a receivership of any of its assets or; (iv) enter into a dissolution of liquidation of its assets or an assignment for the benefit of its creditors.

13.3  Either Avery Georgia or Avery Delaware may terminate this
Agreement without cause by giving ninety (90) days advance written notice to the other party.

14.  DISPUTE RESOLUTION

14.1 In the spirit of continued cooperation, the parties hereby establish the following dispute resolution procedure to be utilized in the unlikely event any controversy should arise out of or concerning the performance of this Agreement.

14.2 It is the intent of the parties that any dispute be resolved informally and promptly through good faith negotiation between Avery Georgia and Avery Delaware. Either party may initiate negotiation proceedings by written notice to the other party setting forth the particulars of the dispute. The parties agree to meet in good faith to jointly define the scope and a method to remedy the dispute. If these proceedings are not productive of a resolution, then senior management of Avery Georgia and Avery Delaware are authorized to and will meet personally to confer in a bona fide attempt to resolve the matter.

14.3 Should any disputes remain between the parties after completion of the two-step resolution process set forth above, then the parties shall promptly submit any dispute to mediation with an independent mediator. In the event mediation is not successful in resolving the dispute, the parties agree to submit the dispute to binding arbitration as provided by their respective jurisdiction.

15.  LIMITATION OF LIABILITY

IN NO EVENT, WHETHER AS A RESULT OF BREACH OF CONTRACT, WARRANTY, OR TORT (INCLUDING NEGLIGENCE), STRICT LIABILITY, PRODUCT LIABILITY, OR OTHERWISE, SHALL EITHER PARTY BE LIABLE TO THE OTHER FOR ANY SPECIAL, INCIDENTAL, CONSEQUENTIAL, EXEMPLARY DAMAGES OF ANY KIND WHETHER OR NOT EITHER PARTY WAS ADVISED OF THE POSSIBILITY OF SUCH DAMAGE.

16.  PATENTS, COPYRIGHT AND TRADEMARK INDEMNITY

Each party (the "indemnifying party") shall defend, indemnify, and hold harmless the other party from any claims by a third party of infringement of intellectual properties resulting from the acts of the indemnifying party pursuant to this Agreement, provided that the other party (i) gives the indemnifying party prompt notice of any such claims, (ii) renders reasonable assistance to the indemnifying party thereon, and (iii) permits the indemnifying party to direct the defense of the settlement of such claims.

17.  GENERAL

17.1 Each party to this Agreement will maintain insurance to protect itself from claims (i) by the party's employees, agents and subcontractors under Worker's Compensation and Disability Acts, (ii) for damages because of injury to or destruction of tangible property resulting out of any negligent act, omission or willful misconduct of the party or the party's employees or subcontractors, (iii) for damages because of bodily injury, sickness, disease or death of its employees or any other person arising out of any negligent act, omission, or willful misconduct of the party or the party's employees, agents or subcontractors.

17.2 Neither party shall delegate assign or transfer its rights or obligations under this Agreement, whether in whole or part, without the written consent of the other party.

17.3 Neither party shall be liable for any failure or delay in its performance under this Agreement due to acts of God, acts of civil or military authority, fires, floods, earthquakes, riots, wars or any other cause beyond the reasonable control of the delayed party provided that the delayed party: (i) gives the other party written notice of such cause within fifteen (15) days of the discovery of the event; and (ii) uses its reasonable efforts to remedy such delay in its performance.

17.4 This Agreement shall be governed by, and construed in accordance with the laws of the State of Delaware, excluding its conflict of laws provisions. In any action to enforce this Agreement, the prevailing party shall be awarded all court costs and reasonable attorney fees incurred.

Agreed to: May 14th 2003

Avery Sports Turf, Inc., a Georgia corporation


By: /s/  George Avery
Name: George Avery, President


George Avery, individually


By: /s/  George Avery
Name: George Avery


Avery Sports Turf, Inc., a Delaware corporation


By: /s/  Gary Borglund
Name: Gary Borglund, President


              AVERY ADDENDUM TO STANDARD MANUFACTURING AGREEMENT

This Addendum and the Standard Manufacturing Agreement ("SMA") set forth the terms and conditions under which Avery-Georgia agrees to manufacture and support the Avery Sports Turf product based on the specifications provided by Avery Sports Turf ("Avery Delaware"). Avery Georgia agrees to perform such manufacturing, and to ship to Avery Delaware in return for payment. This Addendum is hereby incorporated by reference into the SMA. Except as set forth herein, the Addendum is subject to each and every provision of the SMA. Capitalized terms not otherwise defined here shall have the meanings ascribed to such terms in the SMA.

Avery Georgia agrees to provide exclusively product referred to as, "Polylon Turf." Polylon Turf is a synthetic turf that is 2 1/2 inches, 55-ounce playground, day care and landscaping product. If Product cannot be provided timely and additional Product is needed to meet the requirements of Avery Delaware, George Avery/Avery Georgia will allow Avery Delaware to purchase product from Crystal of Dalton, Georgia.

This Addendum describes changes and additions to the SMA. It follows the numbering scheme of the SMA. If a specific item was NOT changed or modified, that item number will NOT be seen in the Addendum.

Signatures:


/s/  Gary Borglund
/s/  George Avery
Gary Borglund

GEORGE AVERY
President/CEO
President/CEO
Avery-Delaware
Avery-Georgia